Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

September 15, 2023

Chewy, Inc.
7700 West Sunrise Boulevard
Plantation, Florida 33322

Re:	Chewy, Inc. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special legal counsel to Chewy, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3ASR (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an unspecified amount of: (a) shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”); (b) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (c) depositary shares representing a fraction of Class A Common Stock or Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”); (d) warrants to purchase Class A Common Stock, Preferred Stock or any combination of those securities (the “Warrants”); (e) contracts obligating holders to purchase from the Company, and/or the Company to sell to the holders, a certain amount of Class A Common Stock,  Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”); and (f) units consisting of one or more shares of Class A Common Stock, Preferred Stock, Warrants, Purchase Contracts or any combination of such securities (the “Units” and, together with the Class A Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Purchase Contracts, the “Securities”).

You have advised us that: (a) the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a bank or trust company (the “Depositary”); (b) the Warrants will be issued under a separate agreement (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent (each, a “Warrant Agent”); (c) the Purchase Contracts will be issued under one or more purchase contracts agreements by and among the Company and the other parties named therein (each, a “Purchase Contracts Agreement”); and (d) the Units will be issued under a purchase agreement by and among the Company and the other parties named therein (each, a “Unit Purchase Agreement”). Each Deposit Agreement, Warrant Agreement, Purchase Contracts Agreement and Unit Purchase Agreement shall be referred to herein as a “Governing Document.” Each Depositary, Warrant Agent and counterparty to a Governing Document shall be referred to herein as a “Governing Document Counterparty.”

September 15, 2023

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) the minutes and records of the corporate proceedings of the Company with respect to the registration of the Securities and (iv) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company), and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company).  We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others.

We have also assumed that:

(i)
the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)
a prospectus supplement or term sheet (the “Prospectus Supplement”) will have been prepared and filed with the Commission, along with any exhibits necessary under the rules and regulations of the Commission, describing the Securities offered thereby and will comply with all applicable laws;

(iii)
the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement;

September 15, 2023

(iv)
the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and the applicable Governing Document, as relevant;

(v)
the Securities offered, as well as the terms of the applicable Governing Document, as will be executed and delivered, will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(vi)
the Company will have obtained any legally required consents, approvals, authorization and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(vii)
the Securities offered, as well as the terms of the applicable Governing Document, as will be executed and delivered, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(viii)
a definitive distribution, purchase, underwriting, sales agency or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(ix)
any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise by all necessary corporate or organizational action; and

(x)	the certificates, if any, representing the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.          When, as and if (a) the shares of Class A Common Stock to be offered and sold by the Company have been duly authorized by appropriate corporate action of the Company and (b) such shares of Class A Common Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law, or upon the exercise, conversion or otherwise upon the fulfillment of the terms of the applicable Securities that have been duly authorized, issued, paid for and delivered pursuant to the terms thereof, such shares of Class A Common Stock will be validly issued, fully paid and non-assessable.

September 15, 2023

2.          When, as and if (a) any particular series of Preferred Stock has been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (including the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law, or upon the exercise, conversion or otherwise upon the fulfillment of the terms of the applicable Securities that have been duly authorized, issued, paid for and delivered pursuant to the terms thereof, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.          When, as and if (a) any Class A Common Stock or Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Class A Common Stock or Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by the applicable Governing Document Counterparty and/or duly authorized officers of the Company against payment in accordance with the applicable authorization, applicable Purchase Agreement and applicable law, or upon fulfillment of the terms of the applicable Purchase Contracts that have been authorized, issued, paid for an delivered pursuant to the terms thereof, such Depositary Shares will be validly issued and will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

4.          When, as and if (a) any series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants, and the Warrants and the Warrant Agreement have been duly executed and delivered in accordance with such authorization (and any required amendment or supplement to the applicable Warrant Agreement), (c) the Warrants have been duly executed, attested, issued and delivered by the applicable Governing Document Counterparty and/or duly authorized officers of the Company against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent and (d) in the case of Warrants to purchase Class A Common Stock or Preferred Stock, that the exercise price of such Warrants consists of legal consideration in excess of the par value of such Securities, such Warrants will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

5.          When, as and if (a) any Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Purchase Contracts, (c) the Purchase Contracts with such terms have been duly executed, attested, issued and delivered by the applicable Governing Document Counterparty and/or duly authorized officers of the Company against payment in accordance with such authorization, the applicable Purchase Contracts Agreement and applicable law and (d) in the case of Purchase Contracts to purchase Class A Common Stock or Preferred Stock, that the consideration payable in connection with such Purchase Contracts consists of legal consideration in excess of the par value of such Securities, such Purchase Contracts will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

September 15, 2023

6.          When, as and if (a) any Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units (including a form of certificate evidencing the Units) and the related Unit Purchase Agreement, (c) the Units and the related Unit Purchase Agreement with such terms have been duly executed, attested, issued and delivered by the applicable Governing Document Counterparty and/or duly authorized officers of the Company against payment in accordance with such authorization, the applicable Unit Purchase Agreement and applicable law and (d) in the case of units consisting of one or more shares of Class A Common Stock or Preferred Stock, that the consideration payable in connection with such Unit Purchase Agreement consists of legal consideration in excess of the par value of such Securities, such Units will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

September 15, 2023

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as Warrant Agent, Depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

Our advice on every legal issue addressed in this opinion is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

September 15, 2023

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Validity of Securities” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP